Exhibit 10.40

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of [     ], 2026, by and among FireFly Robotics, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the applicable Closing (as defined below) that number of shares of Common Stock, $0.001 par value per share (“Common Stock”), set forth opposite each Purchaser’s name on Exhibit A with respect to such Closing, at a purchase price of $8.50 per share. The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

1.2 Closings; Delivery.

(a) Initial Closing. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Purchasers (the consummation of such purchase and sale being designated as the “Initial Closing”).

(b) Additional Closings. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional shares of Common Stock (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) in any number of Closings (each an “Additional Closing”).

(c) Closing Deliverables. At each Closing, the Company shall cause the Company’s transfer agent to issue the Shares in book-entry form against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Board of Directors” means the Company’s Board of Directors.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Company Intellectual Property” means all Intellectual Property Rights that are owned, purported to be owned by, or in-licensed to the Company, or used by the Company in the conduct of the Company’s business as now conducted.

(e) “Company-Controlled Intellectual Property” means (i) Intellectual Property Rights owned or purported to be owned by the Company and (ii) Intellectual Property Rights exclusively in-licensed to the Company.

(f) “Direct Listing” means the Company’s planned direct listing on The Nasdaq Stock Market.

(g) “GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis throughout the periods indicated.

(h) “Intellectual Property Rights” means all intellectual property rights, whether registered or unregistered, that are recognized in any jurisdiction of the world, including such rights in patents, utility models, trademarks and tradenames, copyrights, trade secrets, and domain names (and any registrations of or applications to register any of the foregoing).

(i) “Knowledge” including the phrase “to the Company’s knowledge” means the Knowledge Parties’ actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course. Additionally, for purposes of Section 2, the Company shall be deemed to have “knowledge” of a patent right only if the Company has actual knowledge of the patent right.

(j) “Knowledge Parties” means the Officers.

(k) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(l) “Officer” means the Chief Executive Officer, President, Chief Financial Officer, and any other person who reports directly to the Board of Directors or the Chief Executive Officer.

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the applicable Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.21 and 2.26 and the second to last sentence of Section 2.22), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Initial Closing, of [               ] shares of Common Stock, [                  ] shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b) The Company has reserved [7,235,215] shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2016 Stock Plan duly adopted by the Board of Directors and approved by the Company stockholders (as amended, the “Stock Plan”). Of such reserved shares of Common Stock, options to purchase [6,322,480] shares have been granted and are currently outstanding, and [                      ] shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan, all of which remain uncommitted and unallocated. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c) (i) Except as described in Section 2.2(c)(i) of the Disclosure Schedule, all outstanding Common Stock and all stock options held by service providers are subject to a customary vesting schedule. (ii) Except as described in Section 2.2(c)(ii) of the Disclosure Schedule, none of the Company’s stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Stock Plan is not assumed in an acquisition. (iii) The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. (iv) Except as set forth in the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Restated Certificate”), the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(d) The Company has reserved [       ] shares of Common Stock for issuance upon conversion of certain convertible debentures.

(e) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

2.3 Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity (each, a “subsidiary”). To the extent the Company has one or more subsidiaries, each subsidiary is wholly owned by the Company. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Board of Directors and the Company’s stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the applicable Closing, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the applicable Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the applicable Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, which have been made or will be made in a timely manner.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any Officer or director of the Company arising out of their employment or Board of Directors relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of this Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its Officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of Officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) The Company owns, possesses, has developed, or has acquired on commercially reasonable terms, legal rights to all Company Intellectual Property sufficient to carry out its business as now conducted; provided that the foregoing representation is made to the Company’s knowledge.

(b) No past or current product or service or activity of the Company has infringed or violated, or infringes or otherwise violates any Intellectual Property Rights of a third Person; provided that the foregoing representation is made to the Company’s knowledge.

(c) To the Company’s knowledge, by conducting the Company’s business as currently conducted or as presently proposed, the Company would not infringe or violate any of the Intellectual Property Rights of a third Person. The Company has not received any unsolicited offers to license any Intellectual Property Rights from any third Person.

(d) To the Company’s knowledge, no third Person is presently infringing any Company-Controlled Intellectual Property in a way that is expected to have a Material Adverse Effect.

(e) Other than pursuant to: (i) standard end-user license or services agreements for the Company’s products and services on substantially the Company’s standard forms made available to the Purchasers; (ii) customary nondisclosure agreements entered into by the Company in the ordinary course of business (that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights); (iii) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (iv) licenses to a service provider solely for the purpose of allowing such service provider to provide services to the Company (collectively, “Standard Outbound Agreements”), the Company has not granted to a third Person any options, licenses, covenants not to assert, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company-Controlled Intellectual Property that are material to the Company’s business as now conducted.

(f) Other than pursuant to: (i) standard license or services agreements for commercially available software products and cloud services non-exclusively licensed to Company under standard terms; (ii) backup licenses from employees and contractors granted in connection with providing services to the Company; (iii) licenses to Open Source Software; (iv) customary nondisclosure agreements entered into by the Company in the ordinary course of business that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property Rights, (y) granting express license rights, or (z) constituting a covenant not to assert Intellectual Property Rights; (v) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (vi) licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor (collectively, “Standard Inbound Agreements”), the Company is not bound by or a party to any options, licenses, covenants not to assert or other grants or agreements of any kind with respect to Intellectual Property Rights of any third Person that are material to the Company’s business as now conducted.

(g) The Company has taken commercially reasonable measures to maintain and protect all confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret. To the Company’s knowledge, except as would not reasonably be expected to result in a Material Adverse Effect, there has been no unlawful, accidental or unauthorized access to or use or disclosure of any confidential information and trade secrets of the Company that the Company intended to maintain as confidential or a trade secret.

(h) (i) Each current and former employee of the Company has assigned to the Company all Intellectual Property Rights that such employee has solely or jointly conceived, reduced to practice, developed, or made during the period of employment with the Company that: (A) relate, at the time of conception, reduction to practice, development, or making of such Intellectual Property Right, to the Company’s business as then conducted or as then proposed to be conducted; (B) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information; or (C) resulted from such individual’s performance of services for the Company. (ii) Each current and former consultant of the Company who was involved in the development of any material Intellectual Property Rights for the Company or that are otherwise owned or purported to be owned by the Company has assigned to the Company all Intellectual Property Rights that such consultant has solely or jointly conceived, reduced to practice, developed, or made during the period of its consulting relationship with the Company that resulted from such consultant’s performance of services for the Company. (iii) Each such employee and consultant has executed an agreement with the Company regarding confidentiality and proprietary information, and assignment of Intellectual Property Rights developed by or for the Company (the “Confidential Information Agreements”). (iv) No such employee or consultant has excluded Intellectual Property Rights from the assignment of Intellectual Property Rights pursuant to such Person’s Confidential Information Agreement, which excluded Intellectual Property Rights would be material to the Company in the conduct of the Company’s business as now conducted or currently proposed to be conducted. (v) The Company is not aware that any current or former employee or consultant is in violation of any Confidential Information Agreement.

(i) The Company has not embedded, used, linked or distributed any open source, software, technologies or other materials that are licensed or distributed under any license arrangement or other distribution model qualifying for the “Open Source” definition promulgated by the Open Source Initiative at www.opensource.org/osd or any other public domain or “community” (or similar) materials (collectively “Open Source Software”) in connection with any of its products or services or proprietary materials in any manner that requires, or purports to require, (i) any material software code owned or authored by or on behalf of the Company (“Company Code”) to be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any such Company Code; (iii) the grant to any third Person of any rights or immunities under material Company-Controlled Intellectual Property; or (iv) any other material limitation, restriction or condition on the right of the Company with respect to its use or distribution of any material Company-Controlled Intellectual Property (other than attribution, warranty and liability disclaimer, and notice delivery conditions). The Company is in material compliance with all licenses for Open Source Software that it embeds, links to, uses or distributes.

(j) No government funding, facilities of a university, college, hospital, foundation, other educational institution or research center, or other funding from third Persons provided specifically for research and development was used in the development of any Company-Controlled Intellectual Property in a manner that has resulted in such entity retaining any claim of ownership or right to use any such Company-Controlled Intellectual Property. To the Company’s knowledge, no Person who was involved in, or who contributed to, the creation or development of any Company-Controlled Intellectual Property, has performed services for the government, university, college, hospital, foundation, or other educational institution or research center in a manner that would affect Company’s rights in the Company-Controlled Intellectual Property.

(k) Generative AI. (i) The Company uses all Generative AI Tools (as defined below) in material compliance with the applicable license terms, consents, agreements and laws. (ii) The Company has not included and does not include any sensitive Personal Information, trade secrets or material confidential or proprietary information of the Company, or of any third Person under an obligation of confidentiality by the Company, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools. (iii) The Company has not used Generative AI Tools to develop any material Company-Controlled Intellectual Property that the Company intended to maintain as proprietary in a manner that it believes would materially affect the Company’s ownership or rights therein. (iv) For purposes hereof, “Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Certificate of Incorporation or Bylaws; (b) in any material respect of any instrument, judgment, order, writ or decree; (c) in any material respect under any note, indenture or mortgage; (d) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule; or (e) of any provision of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for this Agreement and as set forth in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000 (other than employment agreements and offer letters); (ii) other than the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products; or (iii) any “most favored” provisions, Board of Directors observer rights, or other side letter agreements not otherwise disclosed pursuant to any other representation.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as set forth in Section 2.10(b) of the Disclosure Schedule, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $1,000,000 or in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any material portion of its assets or rights, other than in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements; (ii) standard director and officer indemnification agreements approved by the Board of Directors; (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously made available to the Purchasers or their respective counsel); and (iv) this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its Officers or directors, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees or consultants, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company or any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as set forth in Section 2.12 of the Disclosure Schedule, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Tangible and Real Property. The tangible and real property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the tangible and real property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements; Liabilities. The Company has delivered to each Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2025 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2026 (the “Balance Sheet Date”) and for the three-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Changes. Since the Balance Sheet Date, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any Officer;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer by the Company of any Company-Controlled Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it prior to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c) To the Company’s knowledge, no Officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c)(i) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Board of Directors.

(e) Each former officer or other employee who reported to the Chief Executive Officer, Chief Financial Officer, or Board of Directors has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f) Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h) To the Company’s knowledge, none of the Officers or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for such person’s business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining such person from engaging, or otherwise imposing limits or conditions on such person’s engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17 Tax Returns and Payments. There are no income or other material taxes due and payable by the Company that have not been timely paid and no material withholding taxes required to be withheld by the Company that have not been withheld and timely paid over to the appropriate governmental agency. There have been no examinations or audits with respect to any taxes or tax returns of the Company, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding. The Company has duly and timely filed all income or other material tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has the insurance policies set forth in Section 2.18 of the Disclosure Schedule and all such policies are in full force and effect.

2.19 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.20 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form made available to the Purchasers. The copy of the minute books of the Company made available to the Purchasers contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

2.21 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect to the best of its knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.21, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.22 Foreign Corrupt Practices Act. To the Company’s knowledge, none of the Company or its subsidiaries, nor any of their directors, officers, employees or agents (in each case, while acting in such capacities), have directly or indirectly made, offered, promised, or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office (each, a “Government Official”) for the purpose of (i) influencing any official act or decision of such Government Official, (ii) inducing such Government Official to do or omit to do any act in violation of their lawful duty, (iii) inducing such Government Official to use their influence to affect any act or decision of a governmental authority, or (iv) securing any improper advantage, in the case of (i)-(iv) above in order to assist the Company or its subsidiaries in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor its subsidiaries, nor any of their directors, officers, employees or, to the Company’s knowledge, agents (in each case, while acting in such capacities), have made or authorized any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of funds or received or retained any funds in violation of any applicable Anti-Corruption Law (as defined below). The Company represents that it has maintained, and has caused its subsidiaries to maintain, systems of internal controls (accounting systems, purchasing systems and billing systems) reasonably designed to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), and reasonably designed to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors, or employees, are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to applicable Anti-Corruption Laws (“Enforcement Action”).

2.23 Data Privacy.

(a) In connection with the collection, storage, use, access, disclosure and/or other processing of any information that constitutes “personal information,” “personal data,” “personally identifiable information” or analogous term as defined in applicable laws (collectively, “Personal Information”), by or on behalf of the Company, to the Company’s knowledge, the Company is and has been in compliance in all material respects with the following (collectively, “Privacy Requirements”): (i) all applicable laws governing privacy or data security in all relevant jurisdictions relating to data loss, data theft, and security breach notification obligations, telephone or text message communications, artificial intelligence and automated decision-making, or marketing by email or other channels, (ii) the Company’s published privacy policies, and (iii) the privacy or data security requirements of any contracts, codes of conduct, or industry standards by which the Company is legally bound.

(b) The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification, disclosure, and/or other processing.

2.24 Export Control Laws. The Company has conducted any export transactions in compliance in all material respects with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the export control laws and regulations of any other applicable jurisdiction (collectively, “Export Control Laws”). Without limiting the foregoing: (a) the Company has obtained all required export licenses and other approvals and timely filed any other required filings to the extent required pursuant to Export Control Laws; (b) the Company is in compliance in all material respects with the terms of all applicable export licenses, filing requirements or other approvals; (c) there are no pending or, to the Company’s knowledge, threatened claims or investigations against the Company with respect to Export Control Laws; and (d) to the Company’s knowledge, there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

2.25 CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

2.26 Sanctions. (a) Since April 24, 2019, the Company and its subsidiaries have complied in all material respects with applicable laws and regulations pertaining to trade and economic sanctions administered by the United States, European Union, or United Kingdom (collectively, “Sanctions”). (b) None of the Company, its subsidiaries, or their respective directors, officers, employees, or, to the Company’s knowledge, the Company’s or subsidiaries’ agents is: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (“Restricted Countries”); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, European Union, or United Kingdom, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identification List, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such persons are prohibited pursuant to applicable Sanctions (collectively, “Sanctioned Parties”). (c) Since April 24, 2019, none of the Company, its subsidiaries, or any of their respective officers, directors, or employees: (i) has been the subject or target of any investigation, prosecution, other enforcement action, or government inquiry related to Sanctions violations; or (ii) submitted a voluntary self-disclosure to any U.S. or, to the Company’s knowledge, other relevant government agency regarding actual or potential Sanctions violations. (d) The Company maintains policies and procedures reasonably designed to promote compliance with applicable Sanctions.

2.27 Data Security Program. The Company is not a “covered person” as defined in Executive Order 14117 and rules and regulations issued thereunder, including 28 C.F.R. Part 202, as implemented or amended from time to time (the “DSP”). Since April 8, 2025, the Company has not knowingly engaged in or directed any “covered data transaction” as that term is defined in the DSP, except in compliance with the DSP. The Company maintains policies and procedures reasonably designed to promote compliance with the DSP.

2.28 Disclosure. The Company has made available to the Purchasers all the information that the Purchasers have requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities and has read and is familiar with the Company disclosure set forth on Exhibit C hereto. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company cannot ensure that a public market will ever exist for the Shares.

3.6 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser will attest to accreditation status in Exhibit C herein.

3.8 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9 Sanctions. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners, is a Sanctioned Party.

3.10 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.11 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the Purchaser’s signature page or Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which it has its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page or Exhibit A.

3.12 Data Security Program. The Purchaser is not a “covered person” as that term is defined in the DSP.

4. Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived by Purchasers purchasing at least a majority of the Shares in such Closing, in their sole discretion:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2, as modified by the Disclosure Schedule, shall be true and correct in all respects as of the Initial Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company in all respects on or before the Initial Closing and, as to any subsequent Closing, in all material respects on or before such subsequent Closing.

4.3 Compliance Certificate. The Chief Executive Officer or President of the Company shall deliver to the Purchasers at the applicable Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. Except for any notices required or permitted to be filed with certain federal and state securities commissions after the applicable Closing, all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

4.5 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying (i) the Restated Certificate and Bylaws of the Company as in effect at the Initial Closing; and (ii) resolutions of the Board of Directors approving the the transactions contemplated under this Agreement.

4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in its sole discretion:

5.1 Representations and Warranties. The representations and warranties of each Purchaser purchasing Shares in such Closing contained in Section 3 shall be true and correct in all respects as of the applicable Closing.

5.2 Performance. The Purchasers purchasing Shares in such Closing shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the applicable Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 Registration Rights. In connection with the Direct Listing, the Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of all of the Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after the filing thereof and to keep the Registration Statement continuously effective under the Securities Act until the earlier of (a) the date on which all Shares covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 and (b) the date on which all Shares covered by the Registration Statement may be sold without restriction pursuant to Rule 144, including without application of the volume and manner of sale limitations set forth in Rule 144(e), (f) and (g) (or any successor provision). The Company shall bear all expenses incurred in connection with the preparation and filing of the Registration Statement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and fees and expenses of counsel for the Purchasers. The Company shall promptly notify the Purchasers of (i) the effectiveness of the Registration Statement, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, (iii) any request by the SEC for amendments or supplements to the Registration Statement or any prospectus included therein and (iv) any suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

6.3 Subsequent Financing Rights. If the Company issues or sells any Securities (as defined below) prior to the Direct Listing, and such Securities contain terms more favorable to the holder thereof than the terms of this Agreement (the “More Favorable Terms”), then the Company shall promptly notify the Purchaser in writing of such issuance and the Purchaser shall be entitled to the More Favorable Terms, effective as of the date of issuance of such Securities. For purposes of this Section, “Securities” means any shares of Common Stock, warrants, options, or other securities or instruments convertible into or exercisable for equity securities of the Company, but shall exclude: (i) securities issued pursuant to the Company’s equity incentive plan to employees, directors, officers, or consultants; (ii) securities issued in connection with equipment leases, bank financing, or similar commercial transactions; (iii) securities issued as consideration in connection with a merger, acquisition, or strategic partnership approved by the Board of Directors; (iv) securities issued as compensation to an underwriter, placement agent, financial advisor, or similar advisor in connection with a financing or a merger, acquisition, or strategic partnership, and (v) any financing that occurs either after the Direct Listing or following the abandonment of the Direct Listing. Notwithstanding anything herein to the contrary, this Section Error! Reference source not found. shall not apply to (i) any conversion, exercise, or exchange of any security of the Company outstanding as of the date hereof or (ii) any transaction involving the conversion, exercise, or exchange of any convertible debentures and common stock purchase warrants held by ATW Partner LLC or its affiliates.

For purposes of this Agreement, More Favorable Terms shall include, without limitation, any of the following that are more favorable than those provided to the Purchaser:

(a) Price Per Share. A lower price per share of Common Stock than the price paid by the Purchaser;

(b) Warrants or Additional Equity. The issuance of warrants or additional shares of Common Stock as additional consideration in connection with the purchase of Common Stock;

(c) Liquidation Preferences. Any liquidation preference, participation right, or preferential distribution right;

(d) Anti-Dilution Protections. Any price-based or structural anti-dilution protection, including weighted average or full ratchet adjustments;

(e) Registration Rights. Any demand, piggyback, or other registration rights not granted to the Purchaser or on terms more favorable than those granted to the Purchaser;

(f) Pro-Rata Rights. Any right to participate in future financing rounds on a pro-rata basis not granted to the Purchaser;

(g) Transfer Restrictions. Any right of first refusal, co-sale right, or drag-along right on terms more favorable to the investor than those applicable to the Purchaser.

6.4 Successors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.5 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.8. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Dorsey & Whitney LLP at marx.david@dorsey.com. If notice is given to any Purchaser, a copy (which copy shall not constitute notice) shall also be sent to any “cc” address noted on Exhibit A for such Purchaser.

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.9 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.10 Amendments and Waivers. Except as otherwise specifically set forth in this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least a majority of the then-outstanding Shares; provided, however, that any provision of this Agreement may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing or anything herein to the contrary, no amendment, termination or waiver of any provision of this Agreement effected without the consent of a Purchaser shall be effective against such Purchaser unless such amendment, termination, or waiver applies to all Purchasers in the same fashion. The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto; provided that the failure to provide such notice shall not invalidate any amendment, termination or waiver hereunder. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements and any Side Letters constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14 Termination of Closing Obligations. Each Purchaser shall have the right to terminate its obligations to complete the Initial Closing or any subsequent Closing, as the case may be, if prior to the occurrence thereof, any of the following occurs:

(a) the Company consummates a Deemed Liquidation Event (as defined in the Restated Certificate); or

(b) the Company (i) applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (ii) becomes subject to the appointment of a receiver, trustee, custodian or liquidator of itself or substantially all of its property, (iii) makes an assignment for the benefit of creditors, (iv) institutes any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or files a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or files an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (v) becomes subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, when proceeding is not dismissed within 30 days of filing, or have an order for relief entered against it in any proceedings under the United States Bankruptcy Code.

6.15 Dispute Resolution.

(a) The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Utah and to the jurisdiction of the United States District Court for the District of Utah for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Utah or the United States District Court for the District of Utah, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(b) Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Utah or any state court of Utah having subject matter jurisdiction.

(c) WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address of Purchaser	Total Cash Purchase Price ($)	Total Shares

EXHIBIT B

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Common Stock Purchase Agreement, dated as of [date], 2026 (the “Agreement”), by and among FireFly Robotics, Inc. (the “Company”) and the Purchasers listed on Exhibit A attached thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is readily apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been made available to the Purchasers or their respective counsel.

EXHIBIT C

ACCREDITED INVESTOR

In order to ensure compliance with Rule 506(b) promulgated under Regulation D, the Investor must initial the applicable item below to indicate which method it will use to verify its status as an “accredited investor” as defined in Regulation D, and to make any necessary representations and warranties in connection with the verification ofits status as an accredited investor.

FOR INDIVIDUAL ACCOUNTS

(Please initial ONE of the following, as appropriate)

Initial	1.	The Investor has an individual net worth in excess of $1,000,000 and represents and warrants that such Investor has considered all liabilities necessary to make a determination of net worth as detailed n Exhibit C below.

OR

Initial	2.	The Investor has joint net worth with his or her spouse, in excess of $1,000,000 and

		(a) such Investor represents and warrants that such Investor has considered all liabilities and/or debts owed by investor necessary to make a determination of Investor’s net worth

		please initial here:_______________

		AND

OR		(b) such Investor’s spouse represents and warrants that he/she has considered all liabilities and/or debts owed by investor necessary to make a determination of his/her net worth

		spouse please initial here:_______________

Initial	3.	Investor had individual income (exclusive of any income attributable to spouse) of more than $200,000 in each of the past two years and represents and warrants that such Investor reasonably expects to reach the same income level in the current year.

OR

Initial	4.	The Investor had joint income with their spouse of more than $300,000 in each of the past two years and

		(a) such Investor represents and warrants that he/she has a reasonable expectation of reaching the joint income level necessary to qualify as an accredited investor

		please initial here:________________

		AND

		(b) such Investor’s spouse represents and warrants that he/she has a reasonable expectation of reaching the joint income level necessary to qualify as an accredited investor

		spouse please initial here:____________
OR

Initial	5.	Investor represents he/she is a natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

OR

Initial	6.	Investor represents that he/she is a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

OR

Initial	7.	Investor represents that he/she is a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

SIGNATURE PAGE

INDIVIDUAL/JOINT INVESTOR

Individual/Joint Investors must sign this page.

By signing below, Investors agree to be bound by the terms of this Securities Purchase Agreement, any certifications contained herein and all other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

Investor name (please print):

Signature:	Date:

$
Amount of Subscription*	Number of Shares Purchased

Address: ________________________________________
_______________________________________________
Telephone Number:________________________________
Cell Number: _____________________________________
Email Address: ____________________________________

COMPANY ACCEPTANCE:	FIREFLY ROBOTICS, INC.

Acceptance Date: ____________________, 2026

By:
	Name:	Lindsay Jones
	Title:	Chief Financial Officer